As filed with the Securities and Exchange Commission on November 4, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Estée Lauder Companies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	11-2408943 (I.R.S. Employer Identification Number)
767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Rashida La Lande
Executive Vice President and General Counsel
The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Barbra J. Broudy, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
THE ESTÉE LAUDER COMPANIES INC.
11,301,323 Shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time of up to 11,301,323 shares of our Class A Common Stock by the selling stockholders identified in this prospectus or in supplements to this prospectus. The selling stockholders may offer and sell shares of our Class A Common Stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our Class A Common Stock.
The Class A Common Stock and Class B Common Stock vote as a single class on all matters, except as otherwise required by law, with each share of Class A Common Stock entitling its holder to one vote and each share of Class B Common Stock entitling its holder to ten votes.
In connection with offers and sales by the selling stockholders of shares of our Class A Common Stock, we and such selling stockholders may provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the Class A Common Stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
The selling stockholders may offer and sell the Class A Common Stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our Class A Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
The Class A Common Stock is listed on the New York Stock Exchange under the symbol “EL.” The last reported sales price of the Class A Common Stock on November 3, 2025 was $93.25 per share.

Investing in our Class A Common Stock involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, the selling stockholders may sell, at any time and from time to time, in one or more offerings, our Class A Common Stock described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. This prospectus provides you with a general description of our Class A Common Stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our Class A Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement and attach it to this prospectus that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties, and other specific terms related to the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any prospectus supplement, and any free writing prospectus we may file with the SEC, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should not assume the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not authorized anyone else to provide you with other information.
Unless otherwise indicated, references to “we,” “us,” “our,” “the Company” and “our Company” are to The Estée Lauder Companies Inc. and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. These filings are also available to the public in the “Investors” section of our website at http://www.elcompanies.com. The information contained on our website or any other website maintained by us is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part, except to the extent that SEC filings on such website are otherwise incorporated by reference herein. We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement, the documents incorporated by reference therein and herein through the SEC’s website or our website as described above.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

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Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (including the information in Part III incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025);

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025;

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Our Current Reports on Form 8-K filed on July 15, 2025 and August 21, 2025 and our Current Report on Form 8-K/A filed on August 1, 2025;

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Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of this offering; and

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The Description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York, 10153, Telephone No. 1-800-308-2334.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
We and our representatives from time to time make written or oral forward-looking statements, including statements contained in this prospectus and the documents we incorporate by reference in this prospectus and other filings with the SEC, in our press releases and in our reports to stockholders, which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may address our expectations regarding sales, earnings or other future financial performance and liquidity, other performance measures, product introductions, entry into new geographic regions, information technology initiatives, new methods of sale, our long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. These statements may contain words like “expect,” “will,” “will likely result,” “would,” “believe,” “estimate,” “planned,” “plans,” “intends,” “may,” “should,” “could,” “anticipate,” “estimate,” “project,” “projected,” “forecast,” and “forecasted” or similar expressions. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, actual results may differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:
(1)   increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses;
(2)   our ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in our business;
(3)   consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell our products, an increase in the ownership concentration within the retail industry, ownership of retailers by our competitors or ownership of competitors by our customers that are retailers and our inability to collect receivables;
(4)   destocking and tighter working capital management by retailers;
(5)   the success, or changes in timing or scope, of new product launches and the success, or changes in timing or scope, of advertising, sampling and merchandising programs;
(6)   shifts in the preferences of consumers as to how they perceive value and where and how they shop;
(7)   social, political and economic risks to our foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
(8)   changes in the laws, regulations and policies (including the interpretations and enforcement thereof) that affect, or will affect, our business, including those relating to our products or distribution networks, changes in accounting standards, tax laws and regulations, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result;
(9)   foreign currency fluctuations affecting our results of operations and the value of our foreign assets, the relative prices at which we and our foreign competitors sell products in the same markets and our operating and manufacturing costs outside of the United States;
(10)   changes in global or local conditions, including those due to volatility in the global credit and equity markets, government economic policies, natural or man-made disasters, real or perceived epidemics, supply chain challenges, inflation, or increased energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase our products while traveling, the financial strength of our customers, suppliers or other contract counterparties, our operations, the cost and availability of capital which we may need for new equipment, facilities or acquisitions, the returns that we are able to generate on our pension assets and the resulting impact on funding obligations, the cost and availability of raw materials and the assumptions underlying our critical accounting estimates;
(11)   shipment delays, commodity pricing, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture our products or at our distribution or inventory centers, including disruptions that may be caused by the implementation of information technology initiatives, or by restructurings;
(12)   real estate rates and availability, which may affect our ability to increase or maintain the number of retail locations at which we sell our products and the costs associated with our other facilities;
(13)   changes in product mix to products which are less profitable;
(14)   our ability to acquire, develop or implement new information technology, including operational technology and websites, on a timely basis and within our cost estimates; to maintain continuous operations of our new and existing information technology; and to secure the data and other information that may be stored in such technologies or other systems or media;
(15)   our ability to capitalize on opportunities for improved efficiency, such as publicly-announced strategies and restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;
(16)   consequences attributable to local or international conflicts around the world, as well as from any terrorist action, retaliation and the threat of further action or retaliation;
(17)   the timing and impact of acquisitions, investments and divestitures; and
(18)   additional factors as described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Forward-looking statements involve risks, uncertainties and assumptions. We therefore caution you against relying on any forward-looking statements. We assume no responsibility to update forward-looking statements made herein or otherwise.

RISK FACTORS
Investing in our Class A Common Stock involves risks. Before making a decision to invest in our Class A Common Stock, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended June 30, 2025 and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information.”
THE COMPANY
The Estée Lauder Companies Inc., founded in 1946 by Estée and Joseph Lauder, is one of the world’s leading manufacturers, marketers and sellers of quality skin care, makeup, fragrance and hair care products. We are a steward of over 20 luxury and prestige brands globally. Since the initial launch of the Estée Lauder brand in the United States, we have significantly expanded our consumer reach to approximately 150 countries and territories. We operate as a wholesaler, with our products sold in brick-and-mortar locations and on various e-commerce platforms, including those operated by department stores, duty-free retailers, specialty-multi retailers, online pure players, upscale perfumeries and pharmacies, and top-tier salons and spas. Additionally, we operate a direct-to-consumer business across freestanding stores, our brands’ websites and third-party online platforms.
In February 2025, we embarked on “Beauty Reimagined,” a strategic vision which focuses on accelerating best-in-class consumer coverage, creating transformative innovation, boosting consumer-facing investments, fueling sustainable growth through bold efficiencies and reimagining the way we work.
We have been controlled by the Lauder family since the founding of our Company. Members of the Lauder family, some of whom are directors, executive officers and/or employees, beneficially own, directly or indirectly, as of October 23, 2025, shares of our Company’s Class A Common Stock and Class B Common Stock having approximately 84% of the outstanding voting power of the Common Stock. Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. Our telephone number is (212) 572-4200.
USE OF PROCEEDS
We will not receive any proceeds from the sales of the shares of Class A Common Stock. All of the shares of Class A Common Stock being offered are beneficially owned by the selling stockholders named in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated Bylaws, as amended (the “Bylaws”). For additional information we encourage you to read: the Certificate of Incorporation and Bylaws, as well as the Stockholders’ Agreement, dated November 22, 1995, among the Company and certain of the Lauder Family Members (and amendments thereto), and the Registration Rights Agreement, dated November 22, 1995, among the Company, certain Lauder Family Members and Morgan Guaranty Trust Company of New York (and amendments thereto), all of which are exhibits to our Annual Report on Form 10-K; and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), including Section 203.
General
Pursuant to the Company’s Certificate of Incorporation, the total number of shares of capital stock that the Company has authority to issue is 1,624,000,000 shares consisting of: (i) 1,300,000,000 shares of Class A Common Stock; (ii) 304,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”); and (iii) 20,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), issuable in one or more series. The number of authorized shares of any class or classes of capital stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted. The Class A Common Stock and Class B Common Stock shall hereinafter collectively be referred to as “Common Stock.”
Common Stock
The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except for voting rights, certain conversion rights and transfer restrictions in respect of the shares of the Class B Common Stock, as described below.
Voting Rights
Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of our stockholders and each share of Class B Common Stock entitles the holder to ten votes on each such matter, including the election of directors. There is no cumulative voting. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of the stockholders. With respect to certain corporate changes, such as liquidations, reorganizations, recapitalizations, mergers, consolidations and sales of all or substantially all of our assets, holders of the Class A Common Stock and Class B Common Stock vote together as a single class, and the approval of 75% of the outstanding voting power is required to authorize or approve such transactions. Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if we receive consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present. This could permit the holders of Class B Common Stock to take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting. The right to take action by less than unanimous written consent expires at such time as there are no shares of Class B Common Stock outstanding.
Dividend Rights
Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. If a dividend or distribution payable in shares of Class A Common Stock is made on the Class A Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class B Common Stock payable in shares of Class B Common Stock. Conversely, if a dividend or distribution payable in shares of Class B

Common Stock is made on the Class B Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Common Stock payable in shares of Class A Common Stock.
Restrictions on Transfer
If a holder of Class B Common Stock transfers such shares, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than a Lauder Family Member (as defined below), such shares will be converted automatically into shares of Class A Common Stock. In the case of a pledge of shares of Class B Common Stock to a financial institution, such shares will not be deemed to be transferred unless and until a foreclosure occurs.
As used herein, the term “Lauder Family Members” includes only the following persons: (i) the estate of Mrs. Estee Lauder; (ii) each descendant of Mrs. Estee Lauder (a “Lauder Descendant”) and their respective estates, guardians, conservators or committees; (iii) each “Family Controlled Entity” (as defined below); and (iv) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests is owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term “Family Controlled Trust” includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.
Conversion
Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. In the event of a transfer of shares of Class B Common Stock to any person other than a Lauder Family Member, each share of Class B Common Stock so transferred automatically will be converted into one share of Class A Common Stock. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock if, on the record date for any meeting of the stockholders, the number of shares of Class B Common Stock then outstanding is less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.
Liquidation
In the event of liquidation, after payment of our debts and other liabilities and after making provision for the holders of Preferred Stock, if any, our remaining assets will be distributable ratably among the holders of the Class A Common Stock and Class B Common Stock treated as a single class.
Preemptive and Other Rights
The holders of the Class A Common Stock and Class B Common Stock are not entitled to preemptive rights. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.
Mergers and Other Business Combinations
Upon a merger or consolidation, holders of each class of Common Stock are entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ at that time. We may not dispose of all or any substantial part of our assets to, or merge or consolidate with, any person, entity or “group” (as defined in Rule 13d-5 of the Exchange Act), which beneficially owns in the aggregate ten percent or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors

(a “Related Person”) without the affirmative vote of the holders, other than such Related Person, of not less than 75% of the voting power of outstanding Class A Common Stock and Class B Common Stock voting as a single class. For the sole purpose of determining the 75% vote, a Related Person will also include the seller or sellers from whom the Related Person acquired, during the preceding six months, at least five percent of the outstanding shares of Class A Common Stock in a single transaction or series of related transactions pursuant to one or more agreements or other arrangements (and not through a brokers’ transaction) but only if such seller or sellers have beneficial ownership of shares of Common Stock having a fair market value in excess of $10 million in the aggregate following such disposition to such Related Person. This 75% voting requirement is not applicable, however, if (i) the proposed transaction is approved by a vote of not less than a majority of our Board of Directors who are neither affiliated nor associated with the Related Person (or the seller of shares to the Related Person as described above) or (ii) in the case of a transaction pursuant to which the holders of Common Stock are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration to be received per share in such transaction is not less than the higher of (A) the highest price per share paid by the Related Person for any of its holdings of Common Stock within the two-year period immediately prior to the announcement of the proposed transaction or (B) the highest closing sale price during the 30-day period immediately preceding such date or during the 30-day period immediately preceding the date on which the Related Person became a Related Person, whichever is higher.
Certain Other Provisions of Our Certificate of Incorporation or Bylaws
The Certificate of Incorporation and/or the Company’s Bylaws include the following provisions, not previously discussed above, that may have an effect of delaying, deferring or preventing a change in control of the Company:
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our Board of Directors is divided into three classes, with each class serving for a staggered three-year term;

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our directors may only be removed with cause;

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vacancies on our Board of Directors, and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by a majority of remaining directors then in office; however, if not so filled, any such vacancy shall be filled by our stockholders at the next annual meeting or at a special meeting called for that purpose;

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our Bylaws establish procedural mechanics and disclosure requirements, including an advance notice procedure for stockholders to submit proposed nominations of persons for election to our Board of Directors and other proposals for business to be brought before an annual meeting of our stockholders;

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special meetings of our stockholders can only be called by the Chair of the Board of Directors, our Chief Executive Officer, or by our Board of Directors;

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our Board of Directors may issue shares of Preferred Stock, with designations, rights and preferences as may be determined from time to time by our Board of Directors, subject to, in certain circumstances, the approval of the holders of at least 75% of the outstanding shares of Class B Common Stock; and

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an affirmative vote of the holders of not less than 75% of the voting power of all shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class, is required to amend our Bylaws and certain provisions of our Certificate of Incorporation.

SELLING STOCKHOLDERS
The following table sets forth certain information, as of October 23, 2025, for the selling stockholders identified below with respect to that selling stockholder’s beneficial ownership of Class A Common Stock and Class B Common Stock before the offering and the percentage of total voting power represented by those shares, the number of shares of Class A Common Stock to be sold in the offering, and the number of shares to be beneficially owned after the offering. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A Common Stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
For more information about our relationships with the selling stockholders and their affiliates, see the section entitled “Certain Relationships and Related Transactions” in our Definitive Proxy Statement on Schedule 14A, filed on September 25, 2025, which is incorporated herein by reference. The selling stockholders have agreed to pay for all of the expenses related to this offering.
	Common Stock Beneficially Owned Before the Offering			Class A Common Stock to be Sold in the Offering	Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Class A	Class B(1)	Percentage of Total Voting Power	Class A	Class A	Class B	Percentage of Total Voting Power
The LAL 2015 ELF Trust(2)(4)	—	5,670,000	3.8%	5,670,000	—	—	—
Evelyn H. Lauder 2012 Marital Trust Two(2)(4)	—	2,845,283	1.9%	2,845,283	—	—	—
The Leonard A. Lauder 2013 Revocable Trust(3)(4)	266,638	2,519,402	1.7%	2,786,040	—	—	—

(1)
The shares of Class B Common Stock indicated above will be converted to shares of Class A Common Stock in connection with any offering.

(2)
The sole trustee of both The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two is Roaring Fork Trust Company, Inc. Roaring Fork Trust Company, Inc. is a private trust company with its investment authority with respect to The LAL 2015 ELF Trust and the Evelyn H. Lauder 2012 Marital Trust Two controlled by a committee comprised of William P. Lauder, Gary M. Lauder and Joel S. Ehrenkranz.

(3)
The trustees of The Leonard A. Lauder 2013 Revocable Trust are William P. Lauder, Gary M. Lauder, and Joel S. Ehrenkranz.

(4)
Each of the selling stockholders indicated herein acquired its shares of Class B Common Stock from LAL Family Partners, L.P. (“LALFP”) through the redemption of each of its partnership interests in LALFP. Mr. William P. Lauder is the Chair of the Company’s Board of Directors and serves on the Nominating and ESG Committee. Mr. William P. Lauder was Executive Chairman of the Company from June 2009 through November 8, 2024, and retired from the Company on February 28, 2025. Mr. Gary M. Lauder serves on the Company’s Board of Directors.

PLAN OF DISTRIBUTION
The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Class A Common Stock covered by this prospectus. Registration of the shares of Class A Common Stock covered by this prospectus does not mean, however, that those shares of Class A Common Stock necessarily will be offered or sold.
The shares of Class A Common Stock covered by this prospectus may be sold in one or more transactions from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•
on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association (including through at-the-market offerings);

•
in the over-the-counter market;

•
in privately negotiated transactions;

•
to or through broker-dealers, who may act as agents or principals;

•
to or through one or more underwriters on a firm commitment or best-efforts basis;

•
in a block trade in which a broker-dealer will attempt to sell a block of shares of Class A Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through put or call option transactions relating to the shares of Class A Common Stock;

•
directly to one or more purchasers;

•
to or through agents; or

•
in any combination of the above.

In effecting sales, brokers, or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the shares of Class A Common Stock by a broker-dealer as principal and resales of the shares of Class A Common Stock by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the Class A Common Stock covered by this prospectus. At any time a particular offer of the shares of Class A Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents. In addition, to the extent required, any discounts, commissions, concessions, and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions, or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A Common Stock covered by this prospectus.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain, or otherwise affect the market price of the Class A Common Stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
In connection with the sale of the shares of Class A Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker-dealers, or agents participating in the distribution of the shares of Class A Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers, or agents may be deemed to be underwriting commissions under the Securities Act.
We and the selling stockholders may agree to indemnify underwriters, broker-dealers, or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers, or agents may be required to make.
Certain of the underwriters, broker-dealers, or agents who may become involved in the sale of the shares of Class A Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of Class A Common Stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
The validity of the Class A Common Stock offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following statement sets forth the expenses of The Estée Lauder Companies Inc. (the “registrant”) in connection with the offering described in this Registration Statement (all of which will be borne by the selling stockholders). All amounts shown are estimated.
SEC registration fee	$148,065
Printing expenses	+
Legal fees and expenses	+
Audit fees and expenses	+
Miscellaneous expenses	+
Transfer agent fees and expenses	+
Total	+

+
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.
Our Restated Certificate of Incorporation, as amended, provides that no director or officer will be liable to the corporation or its stockholder for any breach of fiduciary duty, except as limited under Delaware General Corporation Law. Our Amended and Restated By-Laws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware General Corporation Law.
Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which we may not indemnify them.
Item 16.   Exhibits
See the attached Exhibit Index, which is incorporated herein by reference.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Restated Certificate of Incorporation, dated November 16, 1995 (filed as Exhibit 3.1 to our Annual Report on Form 10-K filed on September 15, 2003 (SEC File No. 1-14064) and incorporated herein by reference).
3.1a	Certificate of Amendment of the Restated Certificate of Incorporation of The Estée Lauder Companies Inc. (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on November 13, 2012) (SEC File No. 1-14064) and incorporated herein by reference).
3.2	Certificate of Retirement of $6.50 Cumulative Redeemable Preferred Stock (filed as Exhibit 3.2 to our Current Report on Form 8-K filed on July 19, 2012) (SEC File No.1-14064) and incorporated herein by reference).
3.3	Amended and Restated Bylaws (filed as Exhibit 3.2 to our Current Report on Form 8-K filed on May 23, 2025) (SEC File No. 1-14064) and incorporated herein by reference).
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 4, 2025.
THE ESTÉE LAUDER COMPANIES INC.
By:
/s/ Akhil Shrivastava

Name:
Akhil Shrivastava

Title:
Executive Vice President and Chief Financial Officer

Each person whose name appears below hereby constitutes William P. Lauder, Stéphane de La Faverie, Akhil Shrivastava and Rashida La Lande such person’s true and lawful attorney, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 4, 2025.
Signature	Title
/s/ Stéphane de La Faverie Stéphane de La Faverie	President, Chief Executive Officer and a Director (Principal Executive Officer)
/s/ William P. Lauder William P. Lauder	Chair of the Board
/s/ Akhil Shrivastava Akhil Shrivastava	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Charlene Barshefsky Charlene Barshefsky	Director
/s/ Angela Wei Dong Angela Wei Dong	Director
/s/ Paul J. Fribourg Paul J. Fribourg	Director
/s/ Jennifer Hyman Jennifer Hyman	Director
/s/ Gary M. Lauder Gary M. Lauder	Director
/s/ Jane Lauder Jane Lauder	Director
/s/ Arturo Nuñez Arturo Nuñez	Director

Signature	Title
/s/ Lynn Forester de Rothschild Lynn Forester de Rothschild	Director
/s/ Barry S. Sternlicht Barry S. Sternlicht	Director
/s/ Jennifer Tejada Jennifer Tejada	Director
/s/ Richard F. Zannino Richard F. Zannino	Director
/s/ Eric L. Zinterhofer Eric L. Zinterhofer	Director